Exhibit 4.5
AMENDMENT NO. 1
to
SERIES A PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT
and
AMENDMENT NO. 2
to
SHAREHOLDERS AGREEMENT
     THIS AMENDMENT NO. 1 TO SERIES A PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT AND AMENDMENT NO. 2 TO SHAREHOLDERS AGREEMENT (the “Amendment”) is made as of March 1st, 2010, by and among PROFIT STAR LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), SEQUOIA CAPITAL CHINA II, L.P., a limited partnership duly established and validly existing under the Laws of the Cayman Islands, SEQUOIA CAPITAL CHINA PARTNERS FUND II, L.P., a limited partnership duly established and validly existing under the Laws of the Cayman Islands, and SEQUOIA CAPITAL CHINA PRINCIPALS FUND II, L.P., a limited partnership duly established and validly existing under the Laws of the Cayman Islands (collectively, “Sequoia Capital” or the “Investors”), ZHU Qinyi (), SONG Tao (), QU Li (), TANG Yan
(), XIA Zhiyi (), JIN Zi (), QU Guoping (), WU Wenjie (), WANG Zhe (), YAN Qing (), ZENG Rui () and SHAO Wanyan (), each a citizen of the PRC (collectively the “Founders” and each, a “Founder”), XPLANE LIMITED, a company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Founders Holdco”), PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. ( () ), a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (the “WFOE”), HANGZHOU MIJIA TECHNOLOGIES CO., LTD. (), a company organized and existing under the Laws of the PRC (“Mijia”), and HANGZHOU SKY NETWORK TECHNOLOGIES CO., LTD.
(), a company organized and existing under the Laws of the PRC (“Sky”, together with Mijia, the “Domestic Companies” and each, a “Domestic Company”).
     Each of the Company, the Investors, the Founders, the Founders Holdco, the WFOE and the Domestic Companies shall be referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, certain Parties entered into a Series A Preferred Share and Warrant Purchas Agreement dated as of July 16, 2007, including the schedules and exhibits thereto (the “SPA”).

     WHEREAS, certain Parties entered into a Shareholders Agreement dated as of August 2, 2007, including the schedules and exhibits thereto (the “SHA”), and the Parties entered into an Amendment to Shareholders Agreement dated as of September 5, 2008 (the “No. 1 Amendment to SHA”).
     WHEREAS, in accordance with Section 9.10 of the SPA and Section 9.7 of the SHA, the Parties desire to make certain amendments to the SPA and SHA as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the Parties agree as follows:
1.	Subject to the terms and conditions of this Amendment, the Investors agree to subscribe for and purchase, and the Company agrees to issue and sell to the Investors, an aggregate of 25,000 Common Shares, par value US$0.01 per share, each having the rights and privileges as set forth in the Company’s Memorandum and Articles of Association, as amended and restated from time to time, at the par value for an aggregate amount of cash consideration of US$250, as indicated in Exhibit A hereto.

2.	At the closing of issuance of 25,000 Common Share to the Investors pursuant to this Amendment, the Company shall (i) deliver to each Investors certificate representing the Common Shares purchased by such Investor hereunder as set forth on Exhibit A, (ii) cause the Company’s register of members to be updated to reflect the Common Shares purchased by the Investors and deliver to the Investors a copy of such updated register of members; and (iii) deliver to the Investors copies of all resolutions of the Company’s shareholders and board of directors approving the transactions contemplated hereby.

3.	Section 8.2(a) of the SPA and Section 10.1(a) of the SHA are hereby changed as the follows:

Immediately after or at the same time of the closing of issuance of 25,000 Common Share to the Investors pursuant to this Amendment, the Compensation Committee of the Board of the Company shall adopt an employee stock option plan for the issuances of up to 75,000 Common Shares to the selected Senior Managers or other employees of the Company approved by the Board (including the affirmative vote of the director appointed by the Investors) or the Compensation Committee of the Board (the “ESOP”), provided, however, that the terms of the ESOP shall be approved by the Compensation Committee of the Board (including the affirmative vote of a member appointed by the Investors). Option shall be granted at a minimum exercise price per share of no less than US$14 or otherwise agreed by the Board of the Company, including the affirmative vote of the director appointed by the Investors.

4.	Section 8.2(b) of the SPA is hereby deleted in its entirety.

5.	Reference to “ESOP Issuance Common Shares” and “ESOP Issuance Series A Preferred Shares” are hereby deleted from Schedule 1 of the SPA.

6.	Section 10.1(c) of the SHA is hereby deleted in its entirety.

7.	Reference to “ESOP Issuance Common Shares” and “ESOP Issuance Series A Preferred Shares” are hereby deleted from Schedule 1 of the SHA.

8.	All the cash cost and expenses (excluding the subscription price hereunder) incurred in connection with the issuance of Common Shares in accordance with this Amendment shall be borne by the Company.

9.	Except as amended by the terms of this Amendment, the SPA and the SHA as well as the Amendment No. 1 to the SHA remain in full force and effect.

10.	Unless otherwise defined, capitalized terms used herein have the meanings given to them in the SPA and the SHA.

11.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Amendment.
[Exhibit A and signature pages to follow]

EXHIBIT A
SCHEDULE OF INVESTORS

	Number of Subscribed	Subscription Price
	Common Shares	(US$)
SEQUOIA CAPITAL CHINA II, L.P.	20,958	US$	209.58
SEQUOIA CAPITAL CHINA PARTNERS FUND II, L.P.	522	US$	5.22
SEQUOIA CAPITAL CHINA PRINCIPALS FUND II, L.P.	3,520	US$	35.20
Total:	25,000	US$	250

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:	PROFIT STAR LIMITED
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director
Address:

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

FOUNDER:	ZHU QINYI ()

	By:	/s/ ZHU QINYI

FOUNDER:	SONG TAO ()

	By:	/s/ SONG TAO

FOUNDER:	OU LI ()

	By:	/s/ OU LI

FOUNDER:	TANG YAN ()

	By:	/s/ TANG YAN

FOUNDER:	XIA ZHIYI ()

	By:	/s/ XIA ZHIYI

FOUNDER:	JIN ZI ()

	By:	/s/ JIN ZI

FOUNDER:	QU GUOPING ()

	By:	/s/ QU GUOPING

FOUNDER:	WU WENJIE ()

	By:	/s/ WU WENJIE

FOUNDER:	WANG ZHE ()

	By:	/s/ WANG ZHE

FOUNDER:	YAN QING ()

	By:	/s/ YAN QING

FOUNDER:	ZENG RUI ()

	By:	/s/ ZENG RUI

FOUNDER:	SHAO WANYAN ()

	By:	/s/ SHAO WANYAN

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

INVESTORS:	Sequoia Capital China II, L.P.
Sequoia Capital China Partners Fund II, L.P.
Sequoia Capital China Principals Fund II, L.P.

By: Sequoia Capital China Management II, L.P.
      A Cayman Islands exempted limited partnership
      General Partner of Each

By: SC China Holding Limited
      A Cayman Islands limited liability company
      Its General Partner

By:	/s/ Jimmy Wong
	Name:	Jimmy Wong
	Title:	Authorized Signatory

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

WFOE:	PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. ( () )

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

FOUNDERS HOLDCO:	XPLANE LTD.

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director
Address:

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

DOMESTIC COMPANY:	HANGZHOU SKY NETWORK TECHNOLOGIES CO., LTD. ()

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative
Address:

DOMESTIC COMPANY:	HANGZHOU MIJIA TECHNOLOGIES CO., LTD. ()

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative
Address: